Exhibit 16

October 2, 2009

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:	Public Media Works, Inc.
Commission File Number 000-29901

Ladies and Gentlemen:

We have read the statements that Public Media Works, Inc. (the “Company”) included in Item 4.01 of a draft Form 8-K it intends to file with the Securities and Exchange Commission on or about October 5, 2009 (the “Form 8-K”) regarding the recent change of independent registered public accounting firm. We have no basis to agree or disagree with any statement included in the Form 8-K related to the accounting firm known as Anton & Chia, LLP.

Except as described below, we agree with the statements made in the Form 8-K insofar as they relate to Squar, Milner, Peterson, Miranda & Williamson, LLP (the “Firm”).

We have no basis to agree or disagree with the statement that the board of directors approved terminating the Firm as the Company’s independent registered public accounting firm.

Sincerely,

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California